UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2023
Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrant’s telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 16, 2023, Summit Midstream Holdings, LLC (“Holdings”), Summit Midstream Finance Corp. (“Finance Corp.” and, together with Holdings, the “Co-Issuers”), Summit Midstream GP, LLC (the “General Partner”), Summit Midstream Partners, LP (“SMLP”) and certain subsidiary guarantors (collectively, the “Subsidiary Guarantors” and, together with SMLP, the “Guarantors”) entered into a privately negotiated purchase and exchange agreement (the “Exchange Agreement”) with certain purchasers listed therein, to issue a total of $209.5 million aggregate principal amount of senior unsecured notes due 2026 (the “2026 Unsecured Notes”) in exchange for $180.0 million aggregate principal amount of existing senior unsecured notes due 2025 (the “2025 Unsecured Notes”) (the “Exchange”) and $29.5 million in cash (the “Placement” and, together with the Exchange, the “Transaction”) to certain purchasers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Concurrently with the Transaction, Holdings entered into the Third Amendment to Loan and Security Agreement (the “ABL Amendment”), pursuant to which Holdings amended its revolving credit facility governed by the Loan and Security Agreement dated as of November 2, 2021 (as amended, the “Credit Agreement”) by and among SMLP, as parent guarantor, Holdings, as borrower, the subsidiaries of Holdings party thereto, as subsidiary guarantors, the lenders party thereto from time to time and Bank of America, N.A., as agent for such lenders. The ABL Amendment includes amendments to the Credit Agreement that (a) permit the Transaction, (b) address springing borrowing base reserves in relation to the outstanding principal amount of the 2025 Unsecured Notes and (c) amend the Interest Coverage Ratio covenant to 1.75x through the end of 2024 and 1.90x thereafter.
Indenture
The Co-Issuers issued the 2026 Unsecured Notes pursuant to an indenture, dated as of November 21, 2023 (the “Indenture”), by and among the Co-Issuers and Regions Bank, as trustee (the “Trustee”). The 2026 Unsecured Notes will mature on October 15, 2026. Interest on the 2026 Unsecured Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2024. The 2026 Unsecured Notes will be fully and unconditionally guaranteed on a joint and several basis by SMLP and certain existing and future subsidiaries of SMLP as outlined in the Indenture.
On or before April 15, 2025, the Co-Issuers may redeem all or a portion of the 2026 Unsecured Notes at 101.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. After April 15, 2025, but on or before October 14, 2026, the Co-Issuers may redeem all or a portion of the 2026 Unsecured Notes at 102.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
The Indenture restricts SMLP’s and the Co-Issuers’ ability and the ability of certain of their subsidiaries to: (i) incur additional debt or issue preferred stock; (ii) make distributions, repurchase equity or redeem subordinated debt; (iii) make payments on subordinated indebtedness; (iv) create liens or other encumbrances; (v) make investments, loans or other guarantees; (vi) sell or otherwise dispose of a portion of their assets; (vii) engage in transactions with affiliates; and (viii) make acquisitions or merge or consolidate with another entity. These covenants are subject both to a number of important exceptions and qualifications. At any time when the 2026 Unsecured Notes are rated investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.
The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the 2026 Unsecured Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2026 Unsecured Notes; (iii) failure by the Co-Issuers or SMLP to comply with certain covenants relating to merger, consolidation, sale of assets, change of control or asset sales; (iv) failure by SMLP for 180 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Commission; (v) failure by the Co-Issuers or SMLP for 30 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SMLP or any of its restricted subsidiaries (or the payment of which is guaranteed by SMLP or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; (vii) failure by SMLP or any of its restricted subsidiaries to pay final judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the 2026 Unsecured Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Co-

Issuers, SMLP or any of SMLP’s restricted subsidiaries that is a significant subsidiary or any group of SMLP’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of SMLP.
In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Co-Issuer, SMLP, any of SMLP’s restricted subsidiaries that is a significant subsidiary or any group of SMLP’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding 2026 unsecured Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2026 Unsecured Notes may declare all the 2026 Unsecured Notes to be due and payable immediately.
The foregoing descriptions of the ABL Amendment and the Indenture do not purport to be complete and are qualified in their entirety by reference to the ABL Amendment and Indenture, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of November 21, 2023, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and Regions Bank, as trustee (including form of the 12.00% Senior Unsecured Notes due 2026).

10.1
Third Amendment to Loan and Security Agreement, dated November 21, 2023, among Summit Midstream Partners, LP, Summit Midstream Holdings, LLC, the lenders party thereto and Bank of America, N.A., as agent for such lenders.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	November 22, 2023	/s/ William J. Mault
William J. Mault, Executive Vice President and Chief Financial Officer
3